Exhibit 10.5

Loan Agreement

Order No.:

This loan agreement (hereinafter referred to as “this agreement”) was concluded and entered into by the following parties in High-Tech Zone, Chengdu on MM DD YY.

Party A (lender): The details are in the list of lenders.

Party B (borrower):

Party C (facilitator): Sichuan Zhongbei Technology Co., Ltd.

Whereas:

1.	Party A is a natural person aged over 18 who has full capacity for civil rights and conducts as stipulated in the laws of the People’s Republic of China (hereinafter referred to as “Chinese laws” only for the purpose of this agreement, excluding the laws and regulations of Special Administrative Regions of Hong Kong and Macau, and Taiwan) and is able to independently assume the rights and obligations hereunder. As the lender, Party A agrees to lend funds as per the clauses and conditions stipulated herein. Party A is a user registered with real name with the P2P lending information agency platform run by Party C.

2.	Party B is a natural person aged over 18 who has full capacity for civil rights and conducts as stipulated in Chinese laws and is able to independently assume the rights and obligations hereunder. As the borrower, Party B agrees to borrow from Party A as per this agreement. Party B is a user registered with real name with the P2P lending information agency platform run by Party C.

3.	Party C is the operator of Zhongbei financial platform (including the website and APP of Zhongbei Finance), who, upon application and authorization of Party A and Party B, will provide such services as information collection, information announcement, credit assessment, information exchange, and loaning matching for Party A and Party B in accordance with Interim Measures for Management over Business Activities of P2P Lending Information Agency.

Therefore, the three parties hereto have entered into and concluded this agreement after amicable negotiation based on the principles of equality, voluntariness, mutual benefit and integrity in accordance with the related laws and regulations.

List of lenders:

Lender	Loan amount (RMB)	Life of loan (month)	Loan rate (annual interest rate)	Beginning date of earnings	Maturity date of earnings	Total principal and interest of creditor’s rights (RMB)
	¥	Month(s)	%/year	Date	Date	¥
	¥	Month(s)	%/year	Date	Date	¥
	¥	Month(s)	%/year	Date	Date	¥

1.	Essential information of loan

1.1	The loan information issued by the Zhongbei financial platform shall be true and detailed, including following essential loan information:

Loan use:
Loan amount (RMB) :	¥
Repaid principal and interest (RMB) :	¥

Repayment installments (month(s)):	Month(s)
Loan rate (annual interest rate) :	%/year
Repayment mode:	Repay interest each month and repay the principal upon maturity
Loan description:
Loan date:	MM DD YY
Repayment date:	MM DD YY to MM DD YY

2.	Lending and repayment of fund

1.	2.1 That the lender accepts this agreement by clicking on line on the Zhongbei financial platform (The concrete operation shall be subject to operations actually displayed on the Zhongbei financial platform) shall represent the lender irrevocably authorizes the Zhongbei financial platform and/or its cooperative institutions (including but not limited to banks and third-party payment agencies) to assist the lender in transferring the loan amount to the borrower-designated collecting account of the him/herself or of a third party, and the fund’s being transferred out from the lender’s account shall constitute successful granting of loans.

2.	2.2 The borrower shall repay on schedule the monthly principal and interest and other expenses (including the overdue penalty (if any)) (hereinafter generally referred to as “repayable sum”) as per the repayment date, the repayment mode and the repayment term as listed in aforementioned essential information of loan with the assistance of the Zhongbei financial platform and its cooperative institutions.

3.	2.3 The borrower may repay in advance all the balance of the repayable sum and other service fees and/or commissions repayable to Party C and/or its cooperative institutions within the life of loan. If so, the borrower shall make repayment as per the following sequence:

4.	2.3.1 The borrower shall pay the service fee and/or the commission to the Zhongbei financial platform and/or its cooperative institutions.

5.	2.3.2 The borrower shall pay the prepayment penalty (The concrete charging rule shall be subject to the rules issued by the Zhongbei financial platform or its cooperative institutions’ platforms), interest and the unpaid principal in sequence.

6.	2.4 That the borrower or the third party entrusted by him/her fails to fully repay the current payable installment to the lender before 24:00 on the repayment date (shall be postponed in case of holidays, and a grace period of less than 15 days shall be granted to the borrower depending on the physical circumstances) shall be regarded as overdue repayment, and the borrower shall assume the overdue service fee and the collection fee for Party C and/or its cooperative institutions, and pay the overdue penalty to the lender. The overdue penalty shall be determined by the increasing contracted interest rate by 30%. The overdue service fee and the collection fee shall be charged as per the rules issued by the Zhongbei financial platform or its cooperative institutions’ platforms.

7.	2.4.1 That the borrower normally repays the principal and interest within the grace period shall not be regarded as late payment of the borrower.

8.	2.4.2 The borrower shall make repayment as per the sequence of overdue penalty (if any), overdue service fee and collection fee (if any), commission and/or service fee, principal and interest of the overdue loan (if any), undue loan interest, undue loan principal.

3.	Rights and obligations

1.	3.1 The lender shall be entitled to collect the repayment of the borrower on schedule, know the loan use of the borrower and related information of the borrower, etc.

2.	3.2 The lender shall enjoy the interest yield from its loan amount and shall actively pay the possible taxes incurred by interest.

3.	3.3 Where the borrower’s repayment is insufficient to repay all the repayable sum, the lender agrees to charge the repayment by the proportion of its loan amount to all the debts of the borrower hereunder.

4.	3.4 The lender acknowledges and authorizes the Zhongbei financial platform (including via its cooperative institutions and designating a third-party representative of the lender) to assist in exercising the rights of collection, litigation, execution and preservation, etc.

5.	3.5 The borrower shall fully repay the lender the repayable sum on schedule and assume the demanding fee incurred by his/her overdue repayment.

6.	3.6 The borrower shall not transfer the whole or part of debts hereunder without joint consent of the lender and the Zhongbei financial platform.

7.	3.7 The lender and the borrower agree and authorize Zhongbei Finance to be entitled to use the essential information provided by the two parties and transaction information for the following purposes:

8.	3.7.1 Keep, disclose and report the aforementioned information as per laws, regulations and supervision regulations on P2P lending;

9.	3.7.2 Disclose the same to its cooperative institutions for the purpose of this agreement;

10.	3.7.3 Solve disputes and dissension, etc.

11.	3.8 The Zhongbei financial platform shall be entitled to charge commission fees for the service provided to the lender and the borrower hereunder, and the concrete charging mode shall be separately agreed upon by the two parties or subject to the displayed rules of the platform.

12.	3.9 The lender and/or borrower respectively and irrevocably agree and authorize Party C and its cooperative institutions (including but not limited to banks, third-party payment agencies) to deduct, pay and charge the loan principal, repayment and related expenses hereunder as per this agreement and related rules of the Zhongbei financial platform.

13.	3.10 The parties hereto confirm that the legal consequences incurred by the behaviors or measures implemented by the Zhongbei financial platform as per this agreement as authorized and entrusted by the lender and/or the borrower shall all be borne by the lender and/or the borrower correspondingly.

14.	3.11 The lender and/or the borrower are/is aware that signature of this agreement or other related agreements with the Zhongbei financial platform shall constitute authorization to the Zhongbei financial platform to apply for the digital certificate to the third-party certification organ in the name of lender and/or the borrower. Such digital certificate shall be kept by the third-party certification organ. When the lender and/or the borrower issue(s) the signature instruction and the lender and/or borrower authorize(s) the Zhongbei financial platform to issue or authorize(s) the third party cooperating with the Zhongbei financial platform to issue the signature instruction on behalf, this shall represent the third-party certification organ has used the digital certificate to sign the related agreements or documents.

4.	Warranties and guarantees

1.	4.1 The lender makes following warranties and guarantees:

2.	4.1.1 The loan fund is his/her own legal fund, for which he/she enjoys the full right of disposition, and his/her operations on the Zhongbei financial platform are all by him/herself, and the information provided to the Zhongbei financial platform such as identity, etc. is all true, accurate and complete.

3.	4.1.2 He/she has the experience of investment in non-breakeven financial products and is familiar with the internet.

4.	4.1.3 He/she understands the credit risks, related policy risks and other types of risks incurred by lending funds and has corresponding capacities of risk perceiving and sustaining, and will assume the principal and interest losses incurred by lending funds.

5.	4.1.4 He/she irrevocably authorizes the representative of the lender designated by Party C to sign related precontracts with the borrower and will establish related security rights (such as (Ceiling Amount) loan Agreement, (Ceiling Amount) Mortgage Contract and Pledge Contract and (Ceiling Amount) Guarantee Contract, etc. that must be signed in advance to process registration of mortgage (pledge), to guarantee the group benefits of the lender.

6.	4.1.5 He/she will use the Zhongbei financial platform for legal purposes and will not engage in any illegal behavior or disciplinary offence via the Zhongbei financial platform (including but not limited to any illegal acts endangering national security, money laundering, cashout, and pyramid selling)

7.	4.2 The borrower makes following warranties and guarantees:

8.	4.2.1 He/she will provide true, accurate and complete information of him/herself and of the loan;

9.	4.2.2 He/she will provide the information of outstanding borrowing from all P2P lending information agencies;

10.	4.2.3 The loan project is true and legal and the loan funds will be used for stipulated purposes instead of for other purposes such as lending.

11.	4.2.4 He/she will timely provide the use record and materials of loan funds as required by the lender or the Zhongbei financial platform;

12.	4.2.5 He/she will not use the loan for high-risk financing such as fund, stock, financing product, securities, time-bargain and equity capital investment;

13.	4.2.6 He/she will cooperate with the lender or the Zhongbei financial platform in loan payment management, post-loan management and related examinations, including but not limited to accepting the supervision and examination by the lender or the Zhongbei financial platform for the use condition of loans hereunder, timely providing true, accurate and complete information as required by the lender or the Zhongbei financial platform, and facilitating the aforementioned supervision and examination by the lender;

14.	4.2.7 He/she will report major information that influences or may influence the rights and interests of the lender according to the facts as agreed;

15.	4.2.8 He/she is provided with repayment ability matching the loan amount and will make repayment as per the stipulations herein;

16.	4.2.9 The balance of loans borrowed by the same natural person from the Zhongbei financial platform has a cap of RMB 200,000 Yuan; the balance of loans borrowed by the same legal person or other organizations from the Zhongbei financial platform has a cap of RMB 1 million Yuan; the total balance of loans borrowed by the same natural person from different P2P lending information agencies has a cap of RMB 1 million Yuan; the total balance of loans borrowed by the same legal person or other organizations from different P2P lending information agencies has a cap of RMB 5 million Yuan;

17.	4.2.10 He/she has not issued the financing project information hereunder publicly otherwise than on the Zhongbei financial platform, and has not made repeated financing via multiple P2P lending information agencies, or by changing the project name or making immaterial alteration to project content, etc.;

18.	4.2.11 He/she will use the Zhongbei financial platform for legal purposes and will not engage in any illegal behaviors or disciplinary offence via the Zhongbei financial platform (including but not limited to any illegal acts endangering national security, money laundering, cashout, and pyramid selling) ;

19.	4.2.12 Other obligations as stipulated herein and by other related agreements.

20.	4.3 The Zhongbei financial platform makes following warranties and guarantees:

21.	4.3.1 The Zhongbei financial platform will not violate current laws and regulations as well as supervision stipulations and will keep related network logs, information content and transaction files, etc. hereunder of the lender and the borrower for at least more than 5 years from the date of finishing performance of the loan project;

22.	4.3.2 The services hereunder promised to be provided by the Zhongbei financial platform for the lender and the borrower conform to the laws and regulations as well as supervision stipulations.

5.	Confidentiality

1.	5.1 Each party shall be obliged to keep confidential the cooperation content hereunder and the data, materials, client information and other information obtained from the other parties hereto in accordance with the law, and in no circumstances shall each party provide or disclose the aforementioned information to any third party or use the same for any purpose otherwise than the purposes stipulated herein without written authorization by the other parties hereto.

2.	5.2 Each party shall be exempted from the corresponding responsibility of confidentiality for the following information: The information obtained by the public via legal means; the information obtained from a third Party and not violating any responsibility of confidentiality; the information required to be disclosed in accordance with Chinese laws and regulations or by judicial, administrative and financial supervision organs.

3.	5.3 The responsibilities of confidentiality as stipulated in this clause shall not be terminated upon alteration, rescission or termination of this agreement.

6.	Force majeure

1.	6.1 The force majeure refers to the unforeseeable, unavoidable and insurmountable objective situations, including but not limited to natural disasters, wars, acts of governments, strikes, adjustments required by national policies and supervision requirements and other similar events.

2.	6.2 Any party that finds the force majeure event that may cause impossible or delayed performance of this agreement shall, within 7 days after the outbreak of the force majeure event, notify the other two parties and issue to them the certification provided by the related competent department, proving impossible performance of this agreement due to force majeure. The other two parties shall be entitled to terminate this agreement if the force majeure event causes any party to be unable to perform this agreement for more than 30 days and the force majeure still continues. In case of a force majeure event, delayed, partial or no performance of this agreement shall be permitted, and the liability for breach of contract shall be partially or wholly exempted in accordance with the actual situation.

7.	Intellectual property rights

1.	7.1 The Zhongbei financial platform shall possess all its intellectual property rights, which shall include but not limited to all developed systems, services provided, all content hereof, product names, trade mark rights, patent rights, copyrights, website names, website architecture, website design, pictures and archives.

2.	7.2 Unless approved in writing by the Zhongbei financial platform, the lender and the borrower shall not use, alter, duplicate, publicly propagate, change, spread, issue or publish the aforementioned intellectual property rights of the parties hereto, and shall keep the same confidential.

8.	Liability for breach of contract

1.	8.1 Each party shall strictly perform the obligations stipulated herein, and no party shall rescind this agreement unless all parties reach a consensus after negotiation or the rescission is in accordance with the stipulations herein.

2.	8.2 The borrower is in default in case of one or several of following situations:

3.	8.2.1 The borrower violates any of his/her warranties or guarantees made herein;

4.	8.2.2 Any property of the borrower is confiscated, expropriated, sealed up, detained or frozen, etc., which may influence his/her performance capacity, and effective remedial measures fail to be timely adopted;

5.	8.2.3 The financial status of the borrower is subjected to adverse changes influencing his/her performance capacity, and effective remedial measures fail to be timely adopted;

6.	8.3 Where the borrower is in default, or will possibly encounter any event of default as reasonably judged by the Zhongbei financial platform or the lender, the lender shall be entitled to adopt or entrust and authorize the Zhongbei financial platform to adopt one or several of following relief measures:

7.	8.3.1 Disclose the borrower’s loan situation (including overdue condition, malicious or unfavorable conditions) to the supervision authority, the judicial authority and other organs that have the right to know the situation.

8.	8.3.2 Immediately defer or cancel granting the whole or part of loans;

9.	8.3.3Adopt other relief measures as stipulated by the laws, regulations and this agreement.

10.	8.4 Where the borrower is in serious breach of contract (including but not limited to overdue payment of any installment by more than 30 days, or overdue payment of three or more installments continuously, or overdue payment of five or more installments accumulatively, or possible occurrence of the event of serious breach of contract to the borrower as reasonably judged by the Zhongbei financial platform or the lender, and the lender, upon audits and confirmation by the Zhongbei financial platform, entrusts and authorizes the Zhongbei financial platform to declare that all the granted loan is due in advance and this agreement is rescinded, the borrower shall repay all the repayable sum and other service fees and/or commissions repayable to the Zhongbei financial platform and/or its cooperative institutions within a deadline after receiving the aforementioned notifications from the lender and/or the Zhongbei financial platform.

9.	Governing law and dispute settlement

1.	9.1 The conclusion, performance, termination and interpretation of this agreement shall be governed by Chinese laws.

2.	9.2 The disputes or dissension arising from performance of this agreement shall be settled via friendly negotiation. If the negotiation fails, each party shall be entitled to institute legal proceedings in the people’s court in the conclusion place of this agreement.

10.	Notification and service

1.	10.1 The notification and/or documents issued by any party for the purpose of performing this agreement shall be in writing, and shall be served by hand or via registered email, express mail service, message or email, etc.

2.	10.2 The notification shall be regarded served on the following dates:

3.	10.2.1 The date when the notification is delivered by hand to the opposite party in the case of delivery by hand;

4.	10.2.2 Within three working days after the notification is sent off (according to the postmark) in the case of notifying via express mail service or registered letter (postage prepaid);

5.	10.2.3 The moment of successful sending of the notification message in the case of notifying via message (including sending a message to the account in the Zhongbei financial platform, and APP push notifications);

6.	10.2.4 The moment of successful sending of an email in the case of notifying via email.

7.	10.3 The contact mode registered by each party with the Zhongbei financial platform shall be respective effective communication mode.

8.	10.4 In case of changes in the following information of the lender or the borrower during validity of this agreement, they shall provide the changed information to the Zhongbei financial platform or its cooperative institutions within three days after the change. The information changes shall comprise: Changes in the lender’s/borrower’s, their respective family contact and the emergent contact as well as their phone numbers, and changes in work unit, address, phone number of domicile, mobile number, email, and bank account. The losses or extra costs incurred by any party’s failure to timely provide the aforementioned changed information shall be borne by such party itself.

11.	Miscellaneous

1.	11.1 This agreement is concluded via the form of electronic data. The act of online clicking to confirm this agreement by the lender and the borrower via the Zhongbei financial platform shall constitute the conclusion of this agreement (The concrete clicking mode shall be subject to the actual operation), and this agreement shall be validated immediately when the fund is transferred out from the lender’s account if the lender is to transfer the loan amount to the collecting account of him/herself or of others designated by the borrower. This agreement shall be automatically terminated when the borrower wholly repays the repayable sum hereunder and the service fee and/or commissions repayable by the borrower to the Zhongbei financial platform and/or its cooperative institutions. Where the corresponding borrowing demand of the borrower fails to be entirely met within twenty (20) working days (raising period) from the conclusion date of this agreement, this agreement shall also be automatically terminated from the twentieth (20th) working day.

2.	11.2 Each party may modify and supplement this agreement via a written agreement, and Party C will announce the modification and supplementation to this agreement on the Zhongbei financial platform (via modes including but not limited to bulletin of website, message, and mobile APP). The lender and the borrower shall timely query relevant information via the announcement modes specified herein. Where the lender and the borrower do not raise any objection in writing to the Zhongbei financial platform within a reasonable term, this shall be regarded as their recognition of aforementioned modification and supplementation by the Zhongbei financial platform. The modification and supplementation shall be constituents hereto with equal legal effects.

3.	11.3 This agreement and the modification or supplementation hereto shall be made in electronic texts via the Zhongbei financial platform, either in one or multiple copies, which shall have equal legal effects and shall be permanently kept on a dedicated server designated by Party C for future reference and safekeeping. Each party recognizes the force of agreement of this form.

4.	11.4 Any clause herein violating the governing laws and regulations shall be voided without prejudice to the validity of other clauses in this agreement.

(This page is the signature page of Loan Agreement , and has no text below)

Party A: See the list of lenders for details

Signed on MM DD YY

Party B:

Signed on MM DD YY

Party C: Sichuan Zhongbei Technology Co., Ltd.

Signed on MM DD YY